Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-118341, 333-128882, 333-143620 and 333-167330) and Form S-3 (File Nos. 333-127710, 333-129213, 333-153471 and 333-159716) of Idenix Pharmaceuticals, Inc. of our report dated March 7, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 7, 2011